SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 15, 2003



                        International DisplayWorks, Inc.
             (Exact name of registrant as specified in its charter)



            Delaware                    0-27002              94-3333649
            --------                    -------              ----------
(State or other jurisdiction of       (Commission         (I.R.S. Employer
 incorporation or organization)       File Number)       Identification No.)



                           599 Menlo Drive, Suite 200
                            Rocklin, California 95765
                                 (916) 415-0864
                                 --------------
          (Address and telephone number of principal executive offices)





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ITEM 5.           OTHER EVENTS AND REGULATION FD DISCLOSURE

     On September 15, 2003, International DisplayWorks, Inc. (the "Company") completed its private financing raising $1,500,000, before expenses. The initial closing was previously reported on the Company's Form 10-Q for the quarter ended July 31, 2003. From the initial and final closings, the Company raised $1,000,000 through the sale of secured promissory notes and $500,000 through the sale of 1,666,677 shares of restricted common stock at $0.30 per share. The promissory notes have an interest rate of twelve percent (12%) and are due on December 31, 2004. Only monthly interest payments on the promissory notes are required until maturity. In addition, promissory note holders received warrants to purchase 200,000 shares of restricted common stock at $0.35 per share. The warrants expire in three (3) years. The sale of the debt and equity was made to accredited investors and investment funds. There was no broker or placement agent in this transaction. The Company will use the net proceeds for working capital and implementation of its operating plans.

     The terms for the private financing are set forth in the form of Common Stock Purchase Agreement, attached as Exhibit 10.1, Promissory Note, attached as
Exhibit 10.2 and the form of Warrant, attached as Exhibit 4.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits

         Exhibit Number      Description
         --------------      -----------

              4              Form of Warrant

              10.1           Form of Common Stock Purchase Agreement

              10.2           Form of Promissory Note

              99             Press  Release  Announcing  $1.5  Million   Private
                             Placement of Debt and Equity

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               INTERNATIONAL DISPLAYWORKS, INC.,
                                               a Delaware Corporation



October 9, 2003                                /s/ Stephen C. Kircher
                                               ---------------------------------
                                               Stephen C. Kircher,
                                               Chief Executive Officer
                                               (Principal Executive Officer)